EXHIBIT 99.1
MAGELLAN
HEALTH SERVICES
Getting Better All the Time


FOR IMMEDIATE RELEASE
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                                                INVESTOR CONTACT:  Melissa Rose
                                                                   877-645-6464

                                                MEDIA CONTACT:     Erin Somers
                                                                   410-953-2405

                  CERTAIN MAGELLAN HEALTH SERVICES STOCKHOLDERS
                          TO SELL IN SECONDARY OFFERING
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FARMINGTON, Conn. - May 9, 2005 - Magellan Health Services, Inc. (Nasdaq:MGLN)
today announced that two of its stockholders plan to publicly offer 4.25 million shares of its Ordinary Common Stock that were previously registered on the Company's shelf registration statement that was filed with the U.S. Securities and Exchange Commission on November 5, 2004 and subsequently amended, and declared effective by the SEC on May 4, 2005.

The selling stockholders are Magellan Holdings L.P., an investment fund affiliated with Onex Corporation, and Morgan Noble LLC, a co-investor with Magellan Holdings L.P. which is selling 41,000 of the shares being sold. The Company will not sell any shares in the offering. The selling stockholders will receive all the net proceeds from the offering. The selling stockholders are proposing to sell the shares through a group of underwriters led by J.P. Morgan Securities Inc., acting as sole book-running manager, Banc of America Securities LLC, acting as lead manager, and Deutsche Bank Securities Inc. and Lehman Brothers Inc. acting as co-managers.

Magellan Holdings will grant the underwriters an option to purchase up to an additional 637,500 shares to cover over-allotments, if any.

Magellan Holdings, which is offering approximately 4.20 million shares, currently holds approximately 8.49 million shares of Magellan's Multiple and Variable Vote Restricted Convertible Common Stock (representing approximately
23.9 percent of Magellan's outstanding common stock of both classes), which stock automatically converts on a share-for-share basis into shares of Ordinary Common Stock in connection with any sale or other transfer of the shares to a party not affiliated with Onex, as will occur in connection with a sale pursuant to the offering. Magellan Holdings has advised that it has no present intention to dispose of the approximately 4.29 million shares (which will represent approximately 12.1 percent of Magellan's outstanding common stock) that it will continue to hold if all the shares it is offering are sold. If the offering is completed, however, the shares of Multiple and Variable Vote Restricted Convertible Common Stock will cease to have any special voting or other rights and in all material respects will be the same as the shares of Ordinary Common Stock held by all other stockholders of Magellan and all directors of the company will be elected by both classes of stockholders voting together, each having one vote per share.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Shares are offered only pursuant to a prospectus. Copies of the


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CERTAIN MAGELLAN HEALTH SERVICES STOCKHOLDERS TO SELL IN SECONDARY OFFERING

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prospectus and accompanying prospectus supplement may be obtained from J.P.
Morgan Securities Inc., Prospectus Department, 277 Park Avenue, New York, NY 10172. The prospectus and prospectus supplement also will be filed with the Securities and Exchange Commission and will be available at the SEC Web site at www.sec.gov.

About Magellan: Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country's leading behavioral health disease management organization. Its customers include health plans, corporations and government agencies.

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